EXHIBIT 99.1

Interwoven Announces First Quarter 2005 Results

Total Revenues of $42.5 Million, 14% Increase Over Previous Year; 64 New Customers,
Continued Roll-Out of Innovative New ECM Solutions, and Key Industry Awards and
Recognition

SUNNYVALE, Calif. – April 21, 2005 – Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced financial results for the quarter ended March 31, 2005.

Interwoven reported total revenues of $42.5 million for the first quarter, an increase of 14 percent from the $37.4 million for the same period last year. Net loss for the first quarter of 2005 calculated in accordance with generally accepted accounting principles was $249,000, or $0.01 per share, as compared to a net loss of $7.0 million, or $0.17 per share, for the same period last year. On a pro forma basis, Interwoven reported a net income of $2.5 million for the first quarter of 2005, or $0.06 per share, versus a pro forma net loss of $583,000, or $0.01 per share last year. Pro forma results exclude restructuring charges and amortization of stock-based compensation and intangible assets. At the end of the first quarter, Interwoven had cash and investments of $141.1 million, an increase of $7.3 million from the $133.8 million at December 31, 2004.

A reconciliation of net loss calculated in accordance with generally accepted accounting principles and pro forma net income (loss), is provided in the tables immediately following the consolidated statements of operations below. These pro forma measures are not in accordance with, or an alternative for, similar measures calculated in accordance with generally accepted accounting principles and Interwoven’s pro forma measures may be different from pro forma measures used by other companies. Interwoven believes that the presentation of pro forma results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven uses these pro forma measures in assessing corporate performance. Readers are advised to review and carefully consider the financial information prepared in accordance with generally accepted accounting principles contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.

“We continued to manage our business well, delivering solid pro forma profitability, adding new world-class enterprises and top law firms to our customer roster, and improving our financial position, even in what is considered a seasonally difficult quarter,” said Martin Brauns, chairman and CEO of Interwoven. “With a growing ECM market, the right solution set and the right team, we believe Interwoven is well positioned for the future.”

Customer Momentum

Interwoven continued its momentum in the first quarter with 64 new customers. Today, over 3,200 enterprises and professional services organizations worldwide are Interwoven customers.

New customers selecting Interwoven include JetBlue; Rheem; Felco SA; Infosys; Health Care Services Corp; Brandbank in the UK; Marconi Australia; and many others. Interwoven also continued to attract new law firm and corporate legal department customers worldwide. New corporate legal department customers include Dolby Laboratories; Great Clips; and others. New law firm customers include: DLA Piper Rudnick Gray Cary; Luce Forward Scripps & Hamilton; Gibbons, Del Deo, Dolan, Griffinger & Vecchione; and Davies Arnold

Cooper, a leading commercial law firm with offices in the UK, Spain and Latin America. As a result of its continued ECM technology leadership in the legal industry including key competitive replacements, Interwoven now has 57 of the AmLaw100 and 106 of the AmLaw200 firms as customers (the definitive rankings of the largest American law firms).

In the first quarter, Interwoven also received orders from existing customers including: Avaya; NEC USA; Mazda; IHOP; Microsoft; American Family Mutual Insurance; Financial Security Assurance; NiSource; ICICI Bank Ltd; and two leading banks in Japan including a significant reorder from The Bank of Tokyo Mitsubishi Ltd. Reorders from law firms include: Dechert; Deutsch, Kerrigan & Stiles; Epstein Becker & Green; Foley & Lardner; Herbert Smith; White & Case; Latham & Watkins; Ropes & Gray; and Bond Pearce, a leading UK commercial law firm.

New customers continue to implement multiple Interwoven products and solutions across the enterprise. For example, Felco SA, a leading European consumer products manufacturer, purchased TeamSite and LiveSite for Web Content Management (WCM) and MediaBin for Digital Asset Management (DAM). Felco chose Interwoven over competing offerings because of its ease of use and rapid implementation time. Using Interwoven, Felco will be able to more effectively manage its Web properties by empowering business users to assume more control of their Web content and enforce brand management through the shared use of media assets.

Existing customers also continued to expand their Interwoven implementations, reflecting Interwoven’s successful cross-sell focus. For example, ICICI, India’s second largest bank and existing TeamSite customer, purchased Interwoven WorkSite for Collaborative Document Management (CDM), LiveSite for Web Content Publishing, and additional licenses for TeamSite. With 15,000 employees and multiple subsidiaries, ICICI needed a solution that would unify its corporate knowledge. The bank plans to use WorkSite to increase productivity and lower bandwidth costs by enabling content re-use and more efficient and reliable searches for existing documents. Additionally, ICICI is already using TeamSite to drive seven country websites, and also plans to implement LiveSite.

Furthermore, American Family Mutual Insurance, an existing MediaBin customer, bought Interwoven TeamSite to enable a seamless redesign of over 20 websites.

ECM Technology Leadership

Interwoven continued to reinforce its technology leadership by bringing to market new and innovative ECM solutions and products:

•	Content Provisioning Solution — As the first ECM solution designed specifically for IT operations, the Interwoven Content Provisioning solution enables the aggregation, synchronization and deployment of browser-based application assets from any development system to any application environment. As a result, IT Operations can slash provisioning costs by an average of 40 percent, bring new revenue-generating applications to market more quickly, and meet key compliance requirements.

•	MediaBin Presentation WorkBench — Interwoven extended the power of its industry-leading DAM system with the introduction of MediaBin Presentation WorkBench. Available as part of the latest version of Interwoven’s MediaBin Asset Server, Presentation WorkBench enables enterprises to more efficiently and cost-effectively manage and share Microsoft PowerPoint files within a centrally-managed system for all digital assets. As a result, enterprises can benefit from increased brand control and consistency across the organization; reduced IT support costs through fewer PowerPoint e-mail attachments; and improved productivity through a streamlined presentation assembly and distribution process.

•	OffSite for Interwoven WorkSite — A new module for WorkSite, Interwoven OffSite provides business professionals with the capability to access and modify documents, e-mails, and projects while working offline. With the addition of OffSite, Interwoven WorkSite is now the most complete mobile-enabled CDM offering on the market today.

•	Intranet Solution — Empowering companies to increase productivity, improve internal communication and reduce IT support costs, Interwoven introduced its next-generation Intranet solution. Powered by the company’s new LiveSite Web Content Publishing product and its flagship TeamSite WCM software, Interwoven’s Intranet solution is the industry’s first offering that enables business users to easily create, publish and manage content-rich intranet sites, while providing IT with centralized control and security.

Company Awards and Executive Addition

Interwoven was recognized with key industry awards for its technology leadership, customer success, strategy, and corporate culture. During the quarter, the company also announced the appointment of a key new member to the senior management team:

•	Forrester WCM Wave 2005 — Reinforcing Interwoven’s reputation as a top vendor of WCM products and solutions, Forrester named Interwoven as a WCM market leader for both internal and external Web initiatives in its recent report, “The Forrester Wave: Web Content Management, Q1 2005.” Forrester also recognized Interwoven as the category leader for its WCM strategy relating to internal initiatives. The report is strong support that Interwoven continues to be a leading choice for companies looking for a robust WCM solution to meet the needs of all their Web initiatives.

•	“Best Places to Work in the Bay Area 2005” — Interwoven was named one of the select 100 “Best Places to Work in the Bay Area” by the San Francisco Business Times, Silicon Valley/San Jose Business Journal, the East Bay Times and Deloitte. Interwoven was one of the top ten high-technology companies that made this selective list, based on an overwhelming response from employees who gave the company high marks for corporate culture, values and strong management.

•	VIP Magazine’s “Application of the Year” — Interwoven EMEA customer debis AirFinance, a division of DaimlerChrysler Services, won the prestigious “Application of the Year” award from The Netherlands-based VIP Magazine for its exemplary implementation of Interwoven CDM. Headquartered in Amsterdam, debis AirFinance implemented Interwoven CDM to increase operational efficiency as it manages a fleet of nearly 300 aircraft that it leases to 85 airlines in 45 countries across the globe. Morningstar Systems, a leading Interwoven systems integrator partner in EMEA spearheaded the successful implementation.

•	Deloitte & Touche Fast 500 — Interwoven announced that it had been named to the 2004 Deloitte Technology Fast 500 list as one of the fastest growing technology companies in North America for the third consecutive year. Interwoven received the award based on its revenue growth of 564 percent over a five-year period.

•	KM World 100 — For the fourth straight year, Interwoven was named to KMWorld’s list of the “100 Companies That Matter in Knowledge Management.” Interwoven was selected for its “velocity of innovation” and impact on defining the ECM market.

•	New EMEA GM/SVP — Erik Hansen was appointed to the position of general manager and senior vice president for Interwoven’s operations in Europe, the Middle East, and Africa. Hansen brings over twenty years of experience with a number of leading technology companies in Europe and the U.S., including Netegrity, TIBCO Software, Apple, Digital Equipment, Altos Computer, and Siemens Pyramid Information Systems. While Hansen was at TIBCO, the company’s EMEA operations quadrupled revenue under his leadership over a four-year period.

Conference Call Information

Interwoven’s 2005 first quarter results and its business outlook for the second quarter of 2005 will be discussed today, April 21, 2005 at 2:00 p.m. PT (5:00 p.m. ET).

Live Dial-in #:	(913) 981-5591
Replay #:	(719) 457-0820 or (888) 203-1112
Pass code:	7435467

Audio Webcast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting April 21, 2005 (5:00 p.m. PT) for a limited period.

About Interwoven

Interwoven, Inc., provider of Enterprise Content Management solutions for business, enables organizations to unify people, content and processes to minimize business risk, accelerate time-to-value and sustain lower total cost of ownership. Interwoven delivers deep industry-specific solutions which reduce business process cycle time from initial collaboration through design, production, sales, marketing, legal review, IT and service. Interwoven leads the industry with a service-oriented architecture today and easy-to-use, best-in-class components and solutions. Today, over 3,200 enterprises, law firms and professional services organizations worldwide are Interwoven customers including British Telecom, Ford, Freshfields Bruckhaus Deringer, General Motors, Jones Day, Motorola and Yamaha. Interwoven is headquartered in Sunnyvale, California with offices around the world. For more information visit www.interwoven.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements, including statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum and statements about technology leadership. Actual results could differ materially from our current expectations as a result of many factors, including: our ability to develop new products, features and functionality; customer acceptance of our solutions; the changing pace of customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; intense competition in our market; potentially delayed development of products or services; and the introduction of new products or services by competitors and the ongoing consolidation in our marketplace. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.

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INTERWOVEN, INC.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2005	2004
	(Unaudited)
Revenues:
License	$16,417	$16,676
Support and service	26,068	20,718

Total revenues	42,485	37,394

Cost of revenues:
License	3,488	3,159
Support and service	10,001	9,438

Total cost of revenues	13,489	12,597

Gross profit	28,996	24,797

Operating expenses:
Sales and marketing	17,119	17,728
Research and development	8,087	7,574
General and administrative	3,416	2,937
Amortization of stock-based compensation	510	2,605
Amortization of intangible assets	856	1,207
Restructuring and excess facilities	(330)	—

Total operating expenses	29,658	32,051

Loss from operations	(662)	(7,254)

Interest income and other, net	713	513

Income (loss) before provision for income taxes	51	(6,741)
Provision for income taxes	300	243

Net loss	$(249)	$(6,984)

Basic and diluted net loss per common share	$(0.01)	$(0.17)

Shares used in computing basic and diluted net loss per common share	41,137	40,137

INTERWOVEN, INC.
Impact of Pro Forma Adjustments on Reported
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2005			March 31, 2004
	As reported	Adjustments*	Pro forma	As reported	Adjustments*	Pro forma
Revenues:
License	$16,417	$—	$16,417	$16,676	$—	$16,676
Support and service	26,068	—	26,068	20,718	—	20,718

Total revenues	42,485	—	42,485	37,394	—	37,394

Cost of revenues:
License	3,488	(2,725)	763	3,159	(2,589)	570
Support and service	10,001	—	10,001	9,438	—	9,438

Total cost of revenues	13,489	(2,725)	10,764	12,597	(2,589)	10,008

Gross profit	28,996	2,725	31,721	24,797	2,589	27,386

Operating expenses:
Sales and marketing	17,119	—	17,119	17,728	—	17,728
Research and development	8,087	—	8,087	7,574	—	7,574
General and administrative	3,416	—	3,416	2,937	—	2,937
Amortization of stock- based compensation	510	(510)	—	2,605	(2,605)	—
Amortization of intangible assets	856	(856)	—	1,207	(1,207)	—
Restructuring and excess facilities charges	(330)	330	—	—	—	—

Total operating expenses	29,658	(1,036)	28,622	32,051	(3,812)	28,239

Income (loss) from operations	(662)	3,761	3,099	(7,254)	6,401	(853)

Interest income and other, net	713	—	713	513	—	513

Income (loss) before income taxes	51	3,761	3,812	(6,741)	6,401	(340)

Provision for income taxes	300	996	1,296	243	—	243

Net income (loss)	$(249)	$2,765	$2,516	$(6,984)	$6,401	$(583)

Net income (loss) per share	$(0.01)		$0.06	$(0.17)		$(0.01)

Shares used in computing pro forma net income (loss) per share**	41,137		42,112	40,137		40,137

*	The pro forma adjustments represent the reversal of restructuring and excess facilities charges, the amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing pro forma net income per share for the three months ended March 31, 2005 include the dilutive impact of common stock options.

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

	March 31, 2005	December 31, 2004
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$58,647	$22,466
Short-term investments	82,456	111,291
Accounts receivable, net	23,523	28,292
Prepaid expenses and other current assets	8,480	8,450

Total current assets	173,106	170,499

Property and equipment, net	5,590	5,831
Goodwill	185,464	185,464
Other intangible assets, net	26,454	30,035
Other assets	1,947	1,947

Total assets	$392,561	$393,776

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,623	$5,568
Accrued liabilities	19,171	20,370
Restructuring and excess facilities accrual	8,197	8,966
Deferred revenues	51,633	50,121

Total current liabilities	84,624	85,025

Accrued liabilities	3,194	3,413
Restructuring and excess facilities accrual	14,935	16,716

Total liabilities	102,753	105,154

Commitments and contingencies

Stockholders’ equity:
Common stock	41	41
Additional paid-in capital	698,791	697,860
Deferred stock-based compensation	(1,534)	(2,067)
Accumulated other comprehensive income (loss)	(234)	(205)
Accumulated deficit	(407,256)	(407,007)

Total stockholders’ equity	289,808	288,622

Total liabilities and stockholders’ equity	$392,561	$393,776